NON-RECOURSE PROMISSORY NOTE

Westbury, New York
January 30, 2012	$200,000.00

FOR VALUE RECEIVED, DIONICS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of SHANGRAO BAI HUA ZHOU INDUSTRIAL CO., LTD., a company incorporated in the People’s Republic of China, or its registered assigns (the “Holder”) the sum of Two Hundred Thousand Dollars and No Cents ($200,000.00 USD) on January 30, 2013 (the “Maturity Date”), and to pay interest on the principal sum outstanding (the “Outstanding Principal Amount”) under this non-recourse promissory note (the “Note”), at the rate of 5.0% per annum due and payable on the Maturity Date.  Accrual of interest shall commence on the first day to occur after the date hereof and shall continue until payment in full of the Outstanding Principal Amount and all interest hereunder has been made.  The issue date of this non-recourse promissory note (the “Note”) is January 30, 2012 (the “Issue Date”).  All payments due hereunder shall be made in lawful money of the United States of America.  All payments shall be made at such address provided herein for the Holder or such other address given by the Holder to Borrower by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.  Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Share Exchange Agreement, dated January 30, 2012, by and among Dionics, Inc., Shangrao Bai Hua Zhou Industrial Co., Ltd., and the shareholders of Shangrao Bai Hua Zhou Industrial Co., Ltd., pursuant to which this Note was originally issued (the “Share Exchange Agreement”).

The Borrower covenants that until this Note is paid in full the Borrower will reserve 2,000,000 shares (the “Reserved Shares”) of common stock, par value $0.01 per share (the “Common Stock”) from its authorized and unissued shares of Common Stock.  In the event the Borrower fails to pay any amount owing hereunder when due, the Borrower agrees to issue to the Holder from the Reserved Shares such number of Reserved Shares equal to the lesser of (A) 2,000,000 of the Reserved Shares, or (B) the quotient obtained by dividing (i) the amount owing hereunder, by (ii) the market price of the Common Stock on the Issue Date, whereupon the Borrower shall be released from any further liability hereunder.  The foregoing shall be proportionately adjusted as a result of any stock splits, stock dividends, reclassifications, or any other similar transactions.

Notwithstanding the foregoing, upon consummation of the transactions contemplated by the Share Exchange Agreement, the obligations hereunder shall be assumed by the Acquisition Entity (as such term is defined in the Share Exchange Agreement) and will be secured by a pledge of 2,000,000 shares (the “Pledge Shares”) of Common Stock pursuant to a Stock Pledge Agreement to be entered into by and between Bernard L. Kravitz and the Holder on terms acceptable to the parties, and will be subject to all of the terms and provisions thereof, whereupon Dionics, Inc. shall be released from any further liability hereunder.

THE HOLDER’S RECOVERY AGAINST THE BORROWER OR THE ACQUISITION ENTITY, AS THE CASE MAY BE, FOR FAILURE TO PAY ANY AMOUNT OWING HEREUNDER WHEN DUE SHALL BE LIMITED SOLELY TO THE RESERVED SHARES OR THE PLEDGED SHARES.  THE BORROWER AND THE ACQUISITION ENTITY SHALL NOT BE LIABLE OR HAVE ANY PERSONAL LIABILITY IN ANY OTHER RESPECT FOR THE PAYMENT OF ANY AMOUNT DUE UNDER THIS NOTE.

The following terms shall apply to this Note:

1.           Acknowledgment.  The Borrower hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

2.           Waiver.  The Borrower hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

3.           Events of Default.  Any default in the payment of principal or any failure by the Borrower to perform any of the obligations of Borrower under this Note shall constitute a default as to the entire amount of principal then remaining unpaid.  This Note shall further be in default in the event of termination of the Share Exchange Agreement unless terminated by the Borrower pursuant to Section 8.01(d) thereof.  Upon the occurrence of any such default, this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind.

4.           No Further Liability.  In the event the Share Exchange Agreement is terminated by the Borrower pursuant to the provisions of Section 8.01(d) of the Share Exchange Agreement, then, and in such event only, the Borrower shall have no further liability hereunder and this Note shall be deemed cancelled and of no further force and effect.

5.           Prepayment.  Borrower may prepay the principal amount outstanding in whole or in part at any time without penalty or premium.

6.           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.           Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Borrower to:

Dionics, Inc.
65 Rushmore Street
Westbury, New York 11590
Attention: Bernard L. Kravitz, President
Telecopier: (516) 997-7479

With copies to (which shall not constitute notice):

Kaye Cooper Fiore Kay & Rosenberg, LLP
30A Vreeland Road, Suite 230
Florham Park, New Jersey 07932
Attention: David M. Kaye, Esq.
Telecopier: (973) 443-0609

If to the Holder to:

Shangrao Bai Hua Zhou Industrial Co., Ltd.
No. 8 Xin Yang Road
Shangrao City, Jiangxi Province, China
Telecopier:  ________________________

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy, and (iv) three (3) days after mailing, if sent by registered or certified mail.

8.           Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

9.           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

10.           Governing Law.  This Note shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.

[signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed this 30th day of January, 2012.

DIONICS, INC.

By:	/s/ Bernard K. Kravitz
Name: Bernard K. Kravitz
Title: President